UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2015

TIMKENSTEEL CORPORATION (Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706
(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K filed May 8, 2015 (the “Original Filing”), in which TimkenSteel Corporation (the “Company”) reported voting results for its Annual Meeting of Shareholders held on May 6, 2015, including the voting results for the Company’s advisory vote on the frequency of shareholder advisory votes on named executive officer compensation (the “Frequency Proposal”). Except as set forth below, this Amendment does not modify or update any other disclosure contained in the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 6, 2015, the Company reported in the Original Filing that a majority of the votes cast on the Frequency Proposal were cast in favor of conducting shareholder advisory votes on the approval of named executive compensation annually, in line with the recommendation of the Board of Directors. After taking into consideration the results of the shareholder vote on the Frequency Proposal, the Company’s Board of Directors determined that the Company will conduct shareholder advisory votes on the approval of named executive officer compensation on an annual basis, at least until the next shareholder vote on the frequency of such votes is held, which will be no later than the Company’s 2021 Annual Meeting of Shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMKENSTEEL CORPORATION

Date:	September 1, 2015	By:	/s/ Frank A. DiPiero
Frank A. DiPiero
Executive Vice President, General Counsel and Secretary